INDUSTRIAL FABRICATION & REPAIR, INC.

                              FINANCIAL STATEMENTS

                             JUNE 30, 2008 AND 2007



                                TABLE OF CONTENTS


AUDITED FINANCIAL STATEMENTS                                            PAGE NO.
                                                                        --------
   Independent Auditors' Report                                            1
   Balance Sheets                                                          2
   Statements of Operations                                                3
   Statements of Changes in Stockholder's Equity                           4
   Statements of Cash Flows                                                5
   Notes to the Financial Statements                                       6

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Industrial Fabrication & Repair, Inc.
Knoxville, Tennessee


We have audited the accompanying balance sheets of Industrial Fabrication & Repair, Inc. as of June 30, 2008 and 2007, and the related statements of operations and changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Fabrication & Repair as of June 30,2008 and 2007, and the results of its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Murfreesboro, Tennessee
September 15, 2008

                         INDUSTRIAL FABRICATION & REPAIR, INC.
                                     Balance Sheets
                                 June 30, 2008 and 2007
                                                               2008           2007
                                                            -----------    -----------
Current Assets
  Cash and cash equivalents .............................   $   110,429    $    49,375
  Accounts receivable, allowance not considered necessary       359,055        550,740
  Other receivable ......................................         2,272          2,675
  Inventory .............................................       926,200        966,525
  Prepaid expenses ......................................         7,998          9,051
                                                            -----------    -----------

    Total current assets ................................     1,405,954      1,578,366

PROPERTY AND EQUIPMENT
  Shop equipment ........................................       678,408        677,792
  Vehicles ..............................................       174,246        168,246
  Furniture, fixtures and leasehold improvements ........        34,782         34,782
                                                            -----------    -----------

    Total property & equipment ..........................       887,436        880,820

    Less: accumulated depreciation ......................      (623,296)      (558,674)
                                                            -----------    -----------

    Net property & equipment ............................       264,140        322,146

OTHER ASSETS
  Deposits ..............................................         7,200          7,200
                                                            -----------    -----------

                                                            $ 1,677,294    $ 1,907,712
                                                            ===========    ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Trade accounts payable ................................   $   313,305    $   503,221
  Accrued expenses ......................................        36,040         19,426
  Current maturities of long-term debt ..................        29,970         38,955
                                                            -----------    -----------

    Total Current Liabilities ...........................       379,315        561,602

LONG-TERM DEBT, LESS CURRENT PORTION
  Long-term debt ........................................        35,420         52,691
  Shareholder note and interest payable .................       668,689        608,939
                                                            -----------    -----------

    Total Long-term Debt ................................       704,109        661,630
                                                            -----------    -----------

    Total Liabilities ...................................     1,083,424      1,223,232

STOCKHOLDER'S EQUITY
  Common Stock, no par value, 2,000 shares
    authorized, 1,000 shares issued and outstanding .....         1,000          1,000
  Additional paid in capital ............................     1,272,299      1,272,299
  Accumulated deficit ...................................      (679,429)      (588,819)
                                                            -----------    -----------

    Total Stockholder's Equity ..........................       593,870        684,480
                                                            -----------    -----------

                                                            $ 1,677,294    $ 1,907,712
                                                            ===========    ===========

       The accompanying notes are an intregal part of these financial statements.

                                           2

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                            Statements of Operations
                       Years Ended June 30, 2008 and 2007

                                                     2008               2007
                                                  -----------       -----------

Revenues ...................................      $ 4,235,309       $ 4,359,808
Cost of revenues
  Cost of materials ........................        2,335,020         2,518,840
  Cost of labor ............................          397,791           335,975
  Other costs ..............................          187,265           183,137
                                                  -----------       -----------

    Total cost of sales ....................        2,920,076         3,037,952
                                                  -----------       -----------

    Gross profit ...........................        1,315,233         1,321,856

Operating expenses:
  Other wages & salaries ...................          434,336           468,782
  Payroll taxes ............................           83,948            82,496
  Other general & administrative ...........           86,793            60,622
  Officer salaries .........................          146,400           144,099
  Depreciation & amortization ..............           67,943            57,238
  Rent .....................................          120,000            99,000
  Consulting fees ..........................           50,836            70,016
  Insurance ................................          135,522           127,733
  Repairs, maintenance & supplies ..........           35,807            27,166
  Utilities ................................           74,845            67,768
  Uniforms .................................           14,365            16,020
  Bad debts ................................                0            20,398
  Selling expense and commissions ..........          108,959            94,536
  Professional fees ........................            4,315             8,382
  Other taxes ..............................            6,898             3,047
  State franchise and excise tax ...........            2,483            10,142
                                                  -----------       -----------

Total operating expenses ...................        1,373,450         1,357,445
                                                  -----------       -----------

Income (Loss) from operations ..............          (58,217)          (35,589)

Other income (expense):
  Interest expense .........................          (32,393)          (36,328)
                                                  -----------       -----------

Total other income (expense) ...............          (32,393)          (36,328)
                                                  -----------       -----------

Net loss ...................................      $   (90,610)      $   (71,917)
                                                  ===========       ===========

   The accompanying notes are an intregal part of these financial statements.

                           INDUSTRIAL FABRICATION & REPAIR, INC.
                       Statements of Changes in Stockholder's Equity
                         For the Years Ended June 30, 2008 and 2007
                                                                   Retained
                                 Common Stock        Additional   Earnings /
                           -----------------------    Paid-In     Accumulated
                             Shares       Amount      Capital       Deficit        Total
                           ----------   ----------   ----------   -----------   ----------
Balance, July 1, 2006 ..        1,000   $    1,000   $1,272,299   $ (516,902)   $  756,397

  Net (loss) ...........            -            -            -      (71,917)      (71,917)
                           ----------   ----------   ----------   ----------    ----------

Balance, June 30, 2007 .        1,000        1,000    1,272,299     (588,819)      684,480

  Net (loss) ...........            -            -            -      (90,610)      (90,610)
                           ----------   ----------   ----------   ----------    ----------

Balance, June 30, 2008 .        1,000   $    1,000   $1,272,299   $ (679,429)   $  593,870
                           ==========   ==========   ==========   ==========    ==========

         The accompanying notes are an intregal part of these financial statements.

                                             4

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                      Consolidated Statements of Cash Flows
                       Years Ended June 30, 2008 and 2007

                                                           2008          2007
                                                        ---------     ---------
OPERATING ACTIVITIES:
  Net (loss) .......................................    $ (90,610)    $ (71,917)
  Adjustments to reconcile net (loss) to
   net cash provided by operating activities
    Depreciation ...................................       67,943        61,937
    Gain on sale of truck ..........................       (1,438)            -
    (Increase) decrease in:
      Trade account receivable .....................      191,685       (80,506)
      Inventory ....................................       40,325       158,100
      Other current assets .........................        1,456        (2,166)
    Increase (decrease) in:
      Accounts payable .............................     (189,916)      (64,937)
      Accrued expenses .............................       16,614        15,041
                                                        ---------     ---------

Net Cash (Used) Provided by Operating Activities ...       36,059        15,552

INVESTING ACTIVITIES:
  Proceeds from sale of truck ......................        7,117             -
  Purchase of property and equipment ...............         (616)      (58,131)
                                                        ---------     ---------

Net Cash (Used) by Investing Activities ............        6,501       (58,131)

FINANCING ACTIVITIES:
  Payments on long term debt .......................      (41,256)            -
  Proceeds on long term debt .......................            -        13,064
  Net borrowings - shareholder .....................       59,750        20,114
                                                        ---------     ---------

Net Cash Provided (Used) by Financing Activities ...       18,494        33,178
                                                        ---------     ---------

(Decrease) Increase in Cash and Cash Equivalents ...       61,054        (9,401)

Cash and Cash Equivalents, Beginning of Period .....       49,375        58,776
                                                        ---------     ---------

Cash and Cash Equivalents, End of Period ...........    $ 110,429     $  49,375
                                                        =========     =========

Supplemental Disclosure
  Interest paid ....................................    $  32,393     $  36,328
  Income taxes .....................................            -             -

   The accompanying notes are an intregal part of these financial statements.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                   For the Years Ended June 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business - Located in Knoxville, Tennessee, Industrial Fabrication & Repair is engaged in machining, welding, specialty design and fabrications for custom applications to customers from various industries including paper, steel mills, rock quarry operations, coal mining applications and bottling facilities located in the South Eastern United States.

Basis of Accounting - For financial statement and income tax reporting purposes, income and expenses are reported on the accrual method of accounting with income being reported when earned and expenses reported when incurred in accordance with generally accepted accounting principles.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments - The Company's financial instruments consist primarily of cash, trade receivables and payables, and notes payable to the Company's sole shareholder. The carrying values of cash and trade receivables and payables are considered to be representative of their respective fair values. The loan from the shareholder bears interest at 5%; therefore, the fair value of amounts loaned from the shareholder approximate their carrying value.

Cash and Cash Equivalents - Cash equivalents consist of highly liquid investments, such as money market accounts, deposit accounts, government-backed securities, and overnight repurchase agreements, each with an original maturity of less than three months. The costs of these investments approximate their fair market value.

Accounts Receivable and Allowance for Doubtful Accounts - The Company performs periodic credit evaluations of our customers' financial condition. After all collection efforts are exhausted and an account is deemed uncollectible it is written off using the direct write-off method.

Inventories - Inventories are stated at the lower of cost (principally standard cost which approximates actual cost on a first-in, first-out basis) or market. Cost includes the direct cost of purchased products and, for manufactured products, materials, direct and indirect labor, and factory overhead. Market, with respect to raw materials, is replacement cost and, with respect to work-in-process and finished goods, is net realizable value.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                   For the Years Ended June 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Property and Equipment - Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation is computed using accelerated methods over the estimated useful lives of the assets, which are 5 to 15 years for machinery and equipment and up to 10 years for other assets. Maintenance and repair costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

Impairment of Long-lived Assets - The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset might be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to undiscounted future net cash flows they are expected to generate. If the undiscounted cash flows are less than the carrying amount, the impairment recognized is measured by the amount the carrying value of the assets exceeds their fair value.

Advertising Costs - Advertising costs of $2,720 and $1,904, consisting primarily of print advertising, were expensed as incurred during the years ended June 30, 2008 and 2007, respectively.

Deferred Income Taxes - Deferred income taxes are recognized for the tax consequences of temporary differences between the tax and financial reporting basis of the Company's assets and liabilities based on enacted tax laws and statutory tax rates applicable to the future years that the differences are expected to affect taxable income. The principal differences relate to bad debt expense and depreciation expense.

Recent Accounting Pronouncements - In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," ("SFAS 159") which permits choosing to measure certain financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option is elected are reported in earnings. The Company is currently assessing the potential impact of adopting SFAS 159 which is effective for fiscal 2009.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," ("SFAS 157") which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance for carrying instruments at fair value. It also establishes a fair value hierarchy that prioritizes information used in developing assumptions when pricing an asset or liability. FASB Staff Position No. 157-2 issued in February 2008 allows entities to delay application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements at least annually, until the first quarter of fiscal 2011.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                   For the Years Ended June 30, 2008 and 2007

NOTE B - STATEMENT OF CASH FLOWS SUPPLEMENTAL DISCLOSURE

During the year ended June 30, 2008, the Company acquired an automobile for $15,000 through the assumption of debt and during the year ended June 30, 2007, the Company acquired machinery for $76,610 through the assumption of debt.

NOTE C - INVENTORY

Inventory consisted of the following:

                                  2008           2007
                              -----------    -----------
Raw materials .............   $ 1,066,410    $ 1,022,641
Work-in-process ...........        59,790        143,884
Less: Reserve for obsolence      (200,000)      (200,000)
                              -----------    -----------

                              $   926,200    $   966,525
                              ===========    ===========

NOTE D - LONG TERM DEBT

Long term obligations consisted of the following:

                                                              2008        2007
                                                             -------     -------
Note payable to finance company, secured by
 truck, interest at .9% per annum.
    Monthly payments of $1,147 due
     through May 2009. .................................     $13,351     $27,110

Note payable to finance company, secured by
 truck, interest at 6.49% per annum.
    Monthly payments of $297 due
     through May 2009. .................................      12,922           -

Capital lease payable, secured by related
 equipment. Imputed interest at 6.85% per annum.
    Minimum lease payments of $2,421 due
     monthly through October 2009. .....................      39,117      64,536
                                                             -------     -------

                                                              65,390      91,646
    Less:  current maturities ..........................      29,970      38,955
                                                             -------     -------

                                                             $35,420     $52,691
                                                             =======     =======

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                   For the Years Ended June 30, 2008 and 2007

NOTE D - LONG TERM DEBT - (CONTINUED)

Current maturities are as follows:

Year ending June 30,
        2009           $29,970
        2010            28,190
        2011             3,134
        2012             4,096
                       -------

                       $65,390
                       =======

NOTE E - OPERATING LEASE

During the year ended June 30, 2008, the Company leased its facility from the Company's sole shareholder for a monthly rental of $10,000. During the year ended June 30, 2007, the Company leased its facility from the Company's sole shareholder for a monthly rental of $8,250.

Rent expense totaled $120,000 and $99,000 for the years ended June 30, 2008 and 2007, respectively.

NOTE F - RELATED PARTY TRANSACTIONS

In addition to the month to month lease described in Note E, the Company's sole shareholder, from time to time, provides the Company with working capital. Gross advances totaled $59,750 and $20,114 during the years ended June 30, 2008 and 2007, respectively. The net balance owed to the shareholder accrues interest at 5% per annum.

NOTE G - INCOME TAXES

As of June 30, 2008 and 2007, the Company has net operating loss carry forwards totaling approximately $471,333 and $391,333, respectively to offset federal and state taxable income in future years.

These carry forwards will expire for the years ending December 31, 2012 for federal and state purposes.

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, a valuation allowance, in an amount equal to the deferred tax asset at June 30, 2008 and 2007 has been established to reflect these uncertainties. The deferred tax asset before valuation allowance is approximately $44,312 and $35,712 for federal and state tax purposes at June 30, 2008 and 2007.

                      INDUSTRIAL FABRICATION & REPAIR, INC.
                          Notes to Financial Statements
                   For the Years Ended June 30, 2008 and 2007

NOTE G - INCOME TAXES - (CONTINUED)

The Company's provision for deferred income taxes for the current year is summarized as follows:

Current benefit of net operating loss .   $ 44,312
Adjustment to allowance for realization    (44,312)
                                          --------

                                          $      -
                                          ========

NOTE H - CREDIT CONCENTRATIONS

Deposit balances in FDIC insured bank accounts sometimes exceed insured amounts. At June 30, 2008 the Company had excess deposits of $10,429. At June 30, 2007, the Company was within these limits.

Trade accounts receivable represent credit concentrations in various industries as described in Note A. The Company does not require collateral on trade receivables.

During the years ended June 30, 2008 and 2007, the Company had sales to two customers totaling 22% of total sales.

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